For more information contact:
Stephen S. Romaine, President & CEO
Matthew Tomazin, Executive VP, CFO & Treasurer
Tompkins Financial Corporation (888) 503-5753

For Immediate Release
Friday, July 25, 2025

Tompkins Financial Corporation Reports Improved Second Quarter Financial Results

ITHACA, NY - Tompkins Financial Corporation (NYSE American: TMP)
Tompkins Financial Corporation ("Tompkins" or the "Company") reported diluted earnings per share of $1.50 for the second quarter of 2025, up 9.5% from the immediate prior quarter, and up 36.4% from the diluted earnings per share of $1.10 reported for the second quarter of 2024. Net income for the second quarter of 2025 was $21.5 million, up $1.8 million, or 9.1%, compared to the first quarter of 2025, and up $5.8 million, or 36.9%, when compared to the second quarter of 2024.

For the six months ended June 30, 2025, diluted earnings per share were $2.87, up 25.3% from the $2.29 reported for the six months ended June 30, 2024. Year-to-date net income was $41.2 million for the six months ended June 30, 2025, up $8.6 million or 26.4% when compared to $32.6 million for the same six month period in 2024.

Tompkins President and CEO, Stephen Romaine, commented, "Our second quarter financial results reflect continued positive momentum. Net income year-to-date was up over 25% as compared to 2024 and was mainly driven by net interest margin expansion and growth throughout our business. Our year-to-date results included average loan growth of 7.5%, average deposit growth of 5.2% and growth in fee-based services revenue of 4.5%. We believe our balance sheet remains well positioned to continue to support growth, while also committed to supporting our local communities, and building quality customer relationships."

SELECTED HIGHLIGHTS FOR THE PERIOD:
•Net interest margin improved to 3.08% in the second quarter of 2025, up 10 basis points from the immediate prior quarter, and up 35 basis points from the second quarter of 2024.

•Total loans at June 30, 2025 were up $106.0 million, or 1.8% compared to March 31, 2025 (7.0% on an annualized basis), and up $410.8 million, or 7.1%, from June 30, 2024.
•Total deposits at June 30, 2025 were $6.7 billion, which were in line with the most recent prior quarter end, and up $429.9 million, or 6.8%, from June 30, 2024.
•Total average cost of funds of 1.84% for the second quarter of 2025 was unchanged from the most recent prior quarter, and down 12 basis points compared to the same period of the prior year, as a result of funding mix and lower interest rates.
•Provision expense for the second quarter of 2025 was $2.8 million, compared to $5.3 million for the first quarter of 2025 and $2.2 million for the second quarter of 2024.
•Total fee-based services revenues (revenue from insurance, wealth management, service charges on deposit accounts, and card services) for the second quarter of 2025 were up $533,000 or 2.8% compared to the second quarter of 2024.
•Loan to deposit ratio at June 30, 2025 was 91.9%, compared to 89.8% at March 31, 2025, and 91.7% at June 30, 2024.
•Regulatory Tier 1 capital to average assets was 9.36% at June 30, 2025, up compared to 9.31% at March 31, 2025, and 9.15% at June 30, 2024.

NET INTEREST INCOME
Net interest income was $60.1 million for the second quarter of 2025, up $3.5 million or 6.1% compared to the first quarter of 2025, and up $9.2 million or 18.0% compared to the second quarter of 2024. The increase in net interest income compared to both periods was due to improvement in net interest margin, which is discussed below, and growth in average loans.

For the six months ended June 30, 2025, net interest income was $116.8 million, up $15.2 million or 14.9% when compared to the same period in 2024.

Net interest margin was 3.08% for the second quarter of 2025, up 10 basis points when compared to the immediate prior quarter, and up 35 basis points from 2.73% for the second quarter of 2024. The increase in net interest margin, when compared to the most recent prior quarter, was mainly due to increased yields on average interest earning assets and higher average loan balances. The increase over the prior year second quarter was due to the same factors, as well as lower funding costs resulting from improved funding mix.

Average loans for the quarter ended June 30, 2025 were up $104.2 million, or 1.7%, from the most recent prior quarter, and were up $442.0 million, or 7.8%, compared to the same prior year period. The increase in average loans over both prior periods was mainly in the commercial real estate and commercial and industrial portfolios. The average yield on interest-earning assets for the quarter ended June 30, 2025 was 4.79%, an increase of 10 basis points from 4.69% for the quarter ended March 31, 2025, and up 23 basis points from 4.56% for the quarter ended June 30, 2024.

Average total deposits of $6.7 billion for the second quarter of 2025 were up $109.3 million, or 1.7%, compared to the first quarter of 2025, and up $406.4 million, or 6.4%, compared to the second quarter of 2024. The cost of interest-bearing deposits of 2.24% for the second quarter of 2025 was up 1 basis point compared to the most recent prior quarter, and down 3 basis points from 2.27% for the second quarter of 2024. The ratio of average noninterest bearing deposits to average total deposits for the second quarter of 2025 was 27.0% compared to 26.9% for the first quarter of 2025, and 29.1% for the second quarter of 2024. The average cost of interest-bearing liabilities for the second quarter of 2025 was 2.44%, unchanged when compared to the most recent prior quarter, and down 20 basis points from the same period in 2024.

NONINTEREST INCOME
Noninterest income of $22.5 million for the second quarter of 2025 was up $736,000 or 3.4% compared to the second quarter of 2024, mainly due to an increase in insurance commissions and fees, which were up $522,000 or 5.7%, and an increase in wealth management fees, which were up $115,000 or 2.4%. These increases were partially offset by lower card services income, which was down $128,000 or 3.9%. Year-to-date noninterest income of $47.5 million was up $3.6 million or 8.3% compared to the same period in 2024, mainly due to a $1.8 million, or 36.7% increase in other income, which included a $1.9 million gain on the sale of other real estate owned, and an increase in insurance commissions and fees of $1.9 million or 9.6%. The increase for the year-to-date period also included an increase in wealth management fees of $297,000 or 3.0%. These increases were partially offset by lower card services income of $440,000 or 7.1%. Card services income in the first six months of 2024 included a $255,000 sign-on bonus related to the renewal of a card services contract.

NONINTEREST EXPENSE
Noninterest expense was $51.6 million for the second quarter of 2025, up $1.7 million or 3.4% compared to the same period in 2024. Noninterest expense for the year-to-date period ended June 30, 2025 was $102.2 million, an increase of $2.4 million or 2.4% compared to the $99.8 million reported for the same period in 2024. For both periods, the increase was mainly driven by personnel-related expenses, which were up $2.1 million or 6.6% in the second quarter of 2025, and up $3.0 million or 4.9% for the year-to-date period ended June 30, 2025, compared to the same quarter and year-to-date periods in 2024. The increase mainly reflects annual merit adjustments.

INCOME TAX EXPENSE
Provision for income tax expense was $6.8 million for an effective rate of 24.0% for the second quarter of 2025, compared to $4.9 million for an effective rate of 23.8% for the second quarter of 2024. For the first six months of 2025, the provision for income tax expense was $12.9 million and the effective tax rate was 23.9% compared to $10.1 million for an effective tax rate of 23.6% for the same period in 2024.

ASSET QUALITY
The allowance for credit losses represented 0.95% of total loans and leases at June 30, 2025, down from 1.01% at March 31, 2025, and up from 0.92% reported at June 30, 2024. The decrease in the allowance for credit losses coverage ratio compared to prior quarter end was mainly due to lower specific reserves for individually analyzed nonaccrual commercial real estate credits and lower qualitative reserves related to asset quality. These were partially offset by increased reserves driven by updates to economic forecasts for unemployment and GDP. During the second quarter of 2025, the Company recorded a partial charge-off of $4.7 million related to one commercial real estate relationship totaling $18.1 million, for which there was a specific reserve of $4.2 million. The specific reserve was added in the first quarter of 2025 and reflected the estimated decrease in fair value of the collateral based on a new appraisal received at the end of that quarter. The ratio of the allowance to total nonperforming loans and leases was 111.55% at June 30, 2025, compared to 85.85% at March 31, 2025, and 84.94% at June 30, 2024. The increase in the ratio compared to the prior quarter end and the end of the second quarter of the prior year was due to the decrease in nonperforming loans and leases, discussed in more detail below.

Provision for credit losses for the second quarter of 2025 was $2.8 million compared to $2.2 million for the second quarter of 2024. Provision for credit losses for the six months ended June 30, 2025 was $8.1 million compared to $3.0 million for the six months ended June 30, 2024. The increase in provision expense for the quarter and year-to-date periods compared to the same periods in 2024 was mainly due to the previously discussed charge-off on one commercial real estate relationship, and updated economic forecasts. Net charge-offs for the three months ended June 30, 2025 were $5.3 million, compared to $733,000 for the first quarter of 2025, and $509,000 for the second quarter of 2024. The increase in net charge-offs was mainly related to the previously discussed $4.7 million partial charge-off on one commercial real estate relationship.

Nonperforming assets of $52.6 million represented 0.63% of total assets at June 30, 2025, down from $71.2 million or 0.87% at March 31, 2025, and $62.5 million or 0.79% at June 30, 2024. The decrease in nonperforming assets at June 30, 2025 compared to March 31, 2025 was largely due to the above mentioned commercial real estate relationship totaling $18.1 million no longer being included in non-performing loans at the end of the second quarter of 2025. The balance, net of the $4.7 million charge-off, is now included in other assets on the Company's Consolidated Statements of Condition. The property currently generates positive cash flow and a majority of it is tenant occupied. At June 30, 2025, nonperforming loans and leases totaled $52.5 million, compared to $71.1 million at March 31, 2025, and $62.5 million at June 30, 2024. Loans past due 30-89 days totaled $5.9 million at June 30, 2025, $12.3 million at March 31, 2025, and $5.3 million at June 30, 2024.

Special Mention and Substandard loans and leases totaled $96.8 million at June 30, 2025, compared to $110.8 million reported at March 31, 2025, and $116.2 million reported at June 30, 2024.

CAPITAL POSITION
Capital ratios at June 30, 2025 remained well above the regulatory minimums for well-capitalized institutions. The ratio of total capital to risk-weighted assets was 13.15% at June 30, 2025, compared to 13.28% at March 31, 2025, and 13.26% at June 30, 2024. The ratio of Tier 1 capital to average assets was 9.36% at June 30, 2025, compared to 9.31% at March 31, 2025, and 9.15% at June 30, 2024.

The Company announced today that its Board of Directors has approved a new Stock Repurchase Program, authorizing the Company to repurchase up to 400,000 shares of its outstanding common stock, par value $0.10 per share, from time to time, over the next 24 months.

LIQUIDITY POSITION
The Company's liquidity position at June 30, 2025 was stable and consistent with the quarter ended March 31, 2025. Liquidity is enhanced by ready access to national and regional wholesale funding sources including Federal funds purchased, repurchase agreements, brokered deposits, Federal Reserve Bank's Discount Window advances and Federal Home Loan Bank (FHLB) advances. The Company maintained ready access to liquidity of $1.5 billion, or 18.0% of total assets, at June 30, 2025.

ABOUT TOMPKINS FINANCIAL CORPORATION
Tompkins Financial Corporation is a banking and financial services company serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania. Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Community Bank and Tompkins Insurance Agencies, Inc. Tompkins Community Bank provides a full array of wealth management services under the Tompkins Financial Advisors brand, including investment management, trust and estate, financial and tax planning services. For more information on Tompkins Financial, visit www.tompkinsfinancial.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this press release that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements may be identified by use of such words as "may", "will", "estimate", "intend", "continue", "believe", "expect", "plan", "commit", or "anticipate", as well as the negative and other variations of these terms and other similar words. Examples of forward-looking statements may include statements regarding future growth. Forward-looking statements are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors relating to the Company’s operations and economic environment, all of which are difficult to predict and many of which are beyond the control of the Company, that could cause actual results of the Company to differ materially from those expressed and/or implied by forward-looking statements and historical performance. The following factors, in addition to those listed as Risk Factors in Item 1A in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, are among those that could cause actual results to differ materially from the forward-looking statements and historical performance: changes in general economic, market and regulatory conditions; our ability to attract and retain deposits and other sources of liquidity; gross domestic product growth and inflation trends; the impact of the interest rate and inflationary environment on the Company's business, financial condition and results of operations; other income or cash flow anticipated from the Company's operations, investment and/or lending activities; changes in laws and regulations affecting banks, bank holding companies and/or financial holding companies, including the Dodd-Frank Act, and other federal, state and local government mandates; the impact of any change in the FDIC insurance assessment rate or the rules and regulations related to the calculation of the FDIC insurance assessment amount; increased supervisory and regulatory scrutiny of financial institutions; technological developments and changes; cybersecurity incidents and threats; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; governmental and public policy changes, including environmental regulation; reliance on large customers; the ability to access financial resources in the amounts, at the times, and on the terms required to support the Company's future businesses; and the economic impact, including market volatility, of national and global events, including the response to bank failures, war and geopolitical matters (including the war in Ukraine and the impacts of continued or escalating hostilities in the Middle East), tariffs and trade wars, widespread protests, civil unrest, political uncertainty, and pandemics or other public health crises. The Company does not undertake any obligation to update its forward-looking statements.

TOMPKINS FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CONDITION
(In thousands, except share and per share data)	As of	As of
ASSETS	06/30/2025	12/31/2024
		(Audited)

Cash and noninterest bearing balances due from banks	$93,731	$53,635
Interest bearing balances due from banks	118,820	80,763
Cash and Cash Equivalents	212,551	134,398

Available-for-sale debt securities, at fair value (amortized cost of $1,380,080 at June 30, 2025 and $1,367,123 at December 31, 2024)	1,275,370	1,231,532
Held-to-maturity debt securities, at amortized cost (fair value of $278,948 at June 30, 2025 and $267,295 at December 31, 2024)	312,493	312,462
Equity securities, at fair value	784	768
Total loans and leases, net of unearned income and deferred costs and fees	6,172,654	6,019,922
Less: Allowance for credit losses	58,555	56,496
Net Loans and Leases	6,114,099	5,963,426

Federal Home Loan Bank and other stock	37,129	42,255
Bank premises and equipment, net	74,408	76,627
Corporate owned life insurance	76,835	76,448
Goodwill	92,602	92,602
Other intangible assets, net	2,237	2,203
Accrued interest and other assets	175,310	176,359
Total Assets	$8,373,818	$8,109,080
LIABILITIES
Deposits:
Interest bearing:
Checking, savings and money market	3,616,117	3,558,946
Time	1,225,941	1,068,375
Noninterest bearing	1,873,737	1,844,484
Total Deposits	6,715,795	6,471,805

Federal funds purchased and securities sold under agreements to repurchase	127,111	37,036
Other borrowings	672,696	790,247
Other liabilities	96,423	96,548
Total Liabilities	$7,612,025	$7,395,636
EQUITY
Tompkins Financial Corporation shareholders' equity:
Common Stock - par value $.10 per share: Authorized 25,000,000 shares; Issued: 14,461,505 at June 30, 2025; and 14,468,013 at December 31, 2024	1,447	1,447
Additional paid-in capital	300,001	300,073
Retained earnings	560,385	537,157
Accumulated other comprehensive loss	(95,115)	(118,492)
Treasury stock, at cost – 98,489 shares at June 30, 2025, and 131,497 shares at December 31, 2024	(4,925)	(6,741)
Total Equity	$761,793	$713,444
Total Liabilities and Equity	$8,373,818	$8,109,080

TOMPKINS FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data) (Unaudited)	Three Months Ended			Six Months Ended
	06/30/2025	03/31/2025	06/30/2024	06/30/2025	06/30/2024
INTEREST AND DIVIDEND INCOME
Loans	$82,293	$78,630	$73,646	$160,923	$145,245
Due from banks	187	175	184	362	338
Available-for-sale debt securities	9,311	8,729	9,371	18,040	18,982
Held-to-maturity debt securities	1,220	1,217	1,219	2,437	2,437
Federal Home Loan Bank and other stock	635	711	820	1,346	1,421
Total Interest and Dividend Income	93,646	$89,462	$85,240	$183,108	$168,423
INTEREST EXPENSE
Time certificates of deposits of $250,000 or more	4,140	4,507	4,048	8,647	8,058
Other deposits	23,339	22,143	21,236	45,482	41,660
Federal funds purchased and securities sold under agreements to repurchase	61	41	11	102	24
Other borrowings	5,976	6,109	8,992	12,085	17,053
Total Interest Expense	33,516	32,800	34,287	66,316	66,795
Net Interest Income	60,130	56,662	50,953	116,792	101,628
Less: Provision for credit loss expense	2,780	5,287	2,172	8,067	3,026
Net Interest Income After Provision for Credit Loss Expense	57,350	51,375	48,781	108,725	98,602
NONINTEREST INCOME
Insurance commissions and fees	9,609	11,599	9,087	21,208	19,346
Wealth management fees	4,964	5,119	4,849	10,083	9,786
Service charges on deposit accounts	1,790	1,805	1,766	3,595	3,562
Card services income	3,150	2,626	3,278	5,776	6,217
Other income	2,998	3,869	2,802	6,867	5,022
Net gain (loss) on securities transactions	1	14	(6)	15	(20)
Total Noninterest Income	22,512	25,032	21,776	47,544	43,913
NONINTEREST EXPENSE
Salaries and wages	26,368	24,977	24,919	51,345	49,616
Other employee benefits	7,162	7,100	6,545	14,262	12,956
Net occupancy expense of premises	3,108	3,570	3,139	6,678	6,696
Furniture and fixture expense	2,069	1,787	1,910	3,856	4,035
Amortization of intangible assets	84	84	80	168	156
Other operating expense	12,832	13,089	13,349	25,921	26,340
Total Noninterest Expenses	51,623	50,607	49,942	102,230	99,799
Income Before Income Tax Expense	28,239	25,800	20,615	54,039	42,716
Income Tax Expense	6,768	6,121	4,902	12,889	10,100
Net Income Attributable to Noncontrolling Interests and Tompkins Financial Corporation	21,471	19,679	15,713	41,150	32,616
Less: Net Income Attributable to Noncontrolling Interests	0	0	31	0	62
Net Income Attributable to Tompkins Financial Corporation	$21,471	19,679	15,682	41,150	32,554
Basic Earnings Per Share	$1.51	$1.38	$1.10	$2.89	$2.29
Diluted Earnings Per Share	$1.50	$1.37	$1.10	$2.87	$2.29

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)
	Quarter Ended			Quarter Ended			Quarter Ended
	June 30, 2025			March 31, 2025			June 30, 2024
(dollar amounts in thousands)	Average Balance (QTD)	Interest	Average Yield/Rate	Average Balance (QTD)	Interest	Average Yield/Rate	Average Balance (QTD)	Interest	Average Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$15,820	$187	4.74%	$16,424	$175	4.32%	$11,707	$184	6.33%
Securities[1]
U.S. Government securities	1,610,090	10,026	2.50%	1,598,785	9,441	2.39%	1,717,975	10,067	2.36%
State and municipal[2]	85,080	554	2.61%	85,893	554	2.62%	89,518	566	2.55%
Other Securities[2]	3,279	53	6.48%	3,275	53	6.56%	3,260	59	7.32%
Total securities	1,698,449	10,633	2.51%	1,687,953	10,048	2.41%	1,810,753	10,692	2.38%
FHLBNY and FRB stock	31,660	635	8.05%	31,983	711	9.01%	37,681	820	8.76%
Total loans and leases, net of unearned income[2,3]	6,129,561	82,499	5.40%	6,025,363	78,835	5.31%	5,687,548	73,839	5.22%
Total interest-earning assets	7,875,490	93,954	4.79%	7,761,723	89,769	4.69%	7,547,689	85,535	4.56%
Other assets	293,105			294,855			262,372
Total assets	$8,168,595			$8,056,578			$7,810,061
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	$3,680,761	$16,504	1.80%	$3,682,318	$16,093	1.77%	$3,498,746	$15,754	1.81%
Time deposits	1,230,182	10,975	3.58%	1,159,039	10,557	3.69%	987,348	9,530	3.88%
Total interest-bearing deposits	4,910,943	27,479	2.24%	4,841,357	26,650	2.23%	4,486,094	25,284	2.27%
Federal funds purchased & securities sold under agreements to repurchase	42,123	61	0.58%	47,653	41	0.35%	40,298	11	0.11%
Other borrowings	550,558	5,976	4.35%	561,983	6,109	4.41%	688,611	8,992	5.25%
Total interest-bearing liabilities	5,503,624	33,516	2.44%	5,450,993	32,800	2.44%	5,215,003	34,287	2.64%
Noninterest bearing deposits	1,818,922			1,779,197			1,837,325
Accrued expenses and other liabilities	96,074			98,278			94,764
Total liabilities	7,418,620			7,328,468			7,147,092
Tompkins Financial Corporation Shareholders’ equity	749,975			728,110			661,523
Noncontrolling interest	0			0			1,446
Total equity	749,975			728,110			662,969
Total liabilities and equity	$8,168,595			$8,056,578			$7,810,061
Interest rate spread			2.34%			2.25%			1.91%
Tax-equivalent net interest income/margin on earning assets		60,438	3.08%		56,969	2.98%		51,248	2.73%
Tax-equivalent adjustment		(308)			(307)			(295)
Net interest income		$60,130			$56,662			$50,953

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)
	Year to Date Period Ended			Year to Date Period Ended
	June 30, 2025			June 30, 2024
	Average			Average
	Balance		Average	Balance		Average
(Dollar amounts in thousands)	(YTD)	Interest	Yield/Rate	(YTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$16,121	$362	4.53%	$11,955	$338	5.69%
Securities[1]
U.S. Government securities	1,604,469	19,467	2.45%	1,737,049	20,370	2.36%
State and municipal[2]	85,484	1,108	2.61%	89,702	1,137	2.55%
Other securities	3,277	106	6.52%	3,269	119	7.32%
Total securities	1,693,230	20,681	2.46%	1,830,020	21,626	2.38%
FHLBNY and FRB stock	31,821	1,346	8.53%	36,147	1,421	7.90%
Total loans and leases, net of unearned income[2,3]	6,077,749	161,335	5.35%	5,654,576	145,616	5.18%
Total interest-earning assets	7,818,921	183,724	4.74%	7,532,698	169,001	4.51%
Other assets	293,975			272,895
Total assets	$8,112,896			$7,805,593
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	3,681,535	32,597	1.79%	3,522,481	30,790	1.76%
Time deposits	1,194,807	21,532	3.63%	988,119	18,928	3.85%
Total interest-bearing deposits	4,876,342	54,129	2.24%	4,510,600	49,718	2.22%
Federal funds purchased & securities sold under agreements to repurchase	44,873	102	0.46%	44,538	24	0.11%
Other borrowings	556,239	12,085	4.38%	655,781	17,053	5.23%
Total interest-bearing liabilities	5,477,454	66,316	2.44%	5,210,919	66,795	2.58%
Noninterest bearing deposits	1,799,169			1,834,284
Accrued expenses and other liabilities	97,170			95,529
Total liabilities	7,373,793			7,140,732
Tompkins Financial Corporation Shareholders’ equity	739,103			663,428
Noncontrolling interest	0			1,433
Total equity	739,103			664,861

Total liabilities and equity	$8,112,896			$7,805,593
Interest rate spread			2.30%			1.93%
Net interest income (TE)/margin on earning assets		117,408	3.03%		102,206	2.73%

Tax Equivalent Adjustment		(616)			(578)
Net interest income		$116,792			$101,628

Tompkins Financial Corporation - Summary Financial Data (Unaudited)

(In thousands, except per share data)
	Quarter-Ended					Year-Ended
Period End Balance Sheet	Jun-25	Mar-25	Dec-24	Sep-24	Jun-24	Dec-24
Securities	$1,588,647	$1,572,602	$1,544,762	$1,622,526	$1,630,654	$1,544,762
Total Loans	6,172,654	6,066,645	6,019,922	5,881,261	5,761,864	6,019,922
Allowance for credit losses	58,555	61,023	56,496	55,384	53,059	56,496
Total assets	8,373,818	8,199,653	8,109,080	8,006,427	7,869,522	8,109,080
Total deposits	6,715,795	6,753,502	6,471,805	6,577,896	6,285,896	6,471,805
Brokered deposits	138,787	99,763	0	20,383	22,808	0
Federal funds purchased and securities sold under agreements to repurchase	127,111	122,985	37,036	67,506	35,989	37,036
Other borrowings	672,696	493,247	790,247	539,327	773,627	790,247
Total common equity	761,793	741,377	713,444	719,855	674,630	713,444
Total equity	761,793	741,377	713,444	721,348	676,093	713,444

Average Balance Sheet
Average earning assets	$7,875,490	$7,761,723	$7,691,242	$7,638,314	$7,547,689	$7,599,098
Average assets	8,168,595	8,056,578	7,973,732	7,914,924	7,810,061	7,875,339
Average interest-bearing liabilities	5,503,624	5,450,993	5,311,044	5,277,988	5,215,003	5,252,947
Average equity	749,975	728,110	716,546	696,532	662,969	685,814

Share data
Weighted average shares outstanding (basic)	14,246,395	14,246,140	14,230,297	14,215,607	14,214,574	14,218,106
Weighted average shares outstanding (diluted)	14,320,125	14,319,440	14,312,497	14,283,255	14,239,626	14,268,443
Period-end shares outstanding	14,430,985	14,433,873	14,436,363	14,394,255	14,395,204	14,436,363
Common equity book value per share	$52.79	$51.36	$49.42	$50.01	$46.86	$49.42
Tangible book value per share (Non-GAAP)**	$46.31	$44.88	$42.93	$43.50	$40.35	$42.93
**See "Non-GAAP measures" below for a discussion of non-GAAP financial measures and a reconciliation of non-GAAP financial measures to the most directly comparable financial measures presented in accordance with GAAP.

Income Statement
Net interest income	$60,130	$56,662	$56,281	$53,193	$50,953	$211,102
Provision for credit loss expense	2,780	5,287	1,411	2,174	2,172	6,611
Noninterest income	22,512	25,032	20,829	23,385	21,776	88,127
Noninterest expense	51,623	50,607	49,966	49,877	49,942	199,642
Income tax expense	6,768	6,121	6,045	5,858	4,902	22,003
Net income attributable to Tompkins Financial Corporation	21,471	19,679	19,658	18,638	15,682	70,850
Noncontrolling interests	0	0	30	31	31	123
Basic earnings per share[4]	1.51	1.38	1.38	1.31	1.10	4.98
Diluted earnings per share[4]	1.50	1.37	1.37	1.30	1.10	4.97

Nonperforming Assets
Nonaccrual loans and leases	$52,325	$70,891	$50,548	$62,381	$62,253	$50,548
Loans and leases 90 days past due and accruing	166	187	323	193	215	323
Total nonperforming loans and leases	52,491	71,078	50,871	62,574	62,468	50,871
OREO	81	81	14,314	81	80	14,314
Total nonperforming assets	$52,572	$71,159	$65,185	$62,655	$62,548	$65,185

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

	Quarter-Ended					Year-Ended
Delinquency - Total loan and lease portfolio	Jun-25	Mar-25	Dec-24	Sep-24	Jun-24	Dec-24
Loans and leases 30-89 days past due and
accruing	$5,857	$12,285	$28,828	$7,031	$5,286	$28,828
Loans and leases 90 days past due and accruing	166	187	323	193	215	323
Total loans and leases past due and accruing	6,023	12,472	29,151	7,224	5,501	29,151

Allowance for Credit Losses
Balance at beginning of period	$61,023	$56,496	$55,384	$53,059	$51,704	$51,584
Provision for credit losses	2,786	5,260	1,969	3,237	1,864	$7,418
Net loan and lease charge-offs (recoveries)	5,254	733	857	912	509	$2,506
Allowance for credit losses at end of period	$58,555	$61,023	$56,496	$55,384	$53,059	$56,496

Allowance for Credit Losses - Off-Balance Sheet Exposure
Balance at beginning of period	$1,490	$1,463	$2,021	$3,084	$2,776	$2,270
Provision (credit) for credit losses	(6)	27	(558)	(1,063)	308	$(807)
Allowance for credit losses at end of period	$1,484	$1,490	$1,463	$2,021	$3,084	$1,463

Loan Classification - Total Portfolio
Special Mention	$40,048	$34,790	$36,923	$58,758	$48,712	$36,923
Substandard	56,740	75,980	74,163	67,261	67,509	74,163

Ratio Analysis

Credit Quality
Nonperforming loans and leases/total loans and leases	0.85%	1.17%	0.85%	1.06%	1.08%	0.85%
Nonperforming assets/total assets	0.63%	0.87%	0.80%	0.78%	0.79%	0.80%
Allowance for credit losses/total loans and leases	0.95%	1.01%	0.94%	0.94%	0.92%	0.94%
Allowance/nonperforming loans and leases	111.55%	85.85%	111.06%	88.51%	84.94%	111.06%
Net loan and lease losses (recoveries) annualized/total average loans and leases	0.34%	0.05%	0.06%	0.06%	0.04%	0.04%

Capital Adequacy
Tier 1 Capital (to average assets)	9.36%	9.31%	9.27%	9.19%	9.15%	9.27%
Total Capital (to risk-weighted assets)	13.15%	13.28%	13.07%	13.21%	13.26%	13.07%

Profitability (period-end)
Return on average assets *	1.05%	0.99%	0.98%	0.94%	0.81%	0.90%
Return on average equity *	11.48%	10.96%	10.91%	10.65%	9.51%	10.33%
Net interest margin (TE) *	3.08%	2.98%	2.93%	2.79%	2.73%	2.79%
Average yield on interest-earning assets*	4.79%	4.69%	4.67%	4.66%	4.56%	4.59%
Average cost of deposits*	1.64%	1.63%	1.67%	1.67%	1.61%	1.62%
Average cost of funds*	1.84%	1.84%	1.88%	2.01%	1.96%	1.92%
* Quarterly ratios have been annualized

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

Non-GAAP Measures
This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as reconciliation to the comparable GAAP measure, is provided in the below table. The Company believes the non-GAAP measures provide meaningful comparisons of our underlying operational performance and facilitate management's and investors' assessments of business and performance trends in comparison to others in the financial services industry. These non-GAAP financial measures should not be considered in isolation or as a measure of the Company's profitability or liquidity; they are in addition to, and are not a substitute for, financial measures under GAAP. The non-GAAP financial measures presented herein may be different from non-GAAP financial measures used by other companies, and may not be comparable to similarly titled measures reported by other companies. Further, the Company may utilize other measures to illustrate performance in the future. Non-GAAP financial measures have limitations since they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

Reconciliation of Tangible Book Value Per Share (non-GAAP) to Common Equity Book Value Per Share (GAAP)
	Quarter-Ended					Year-Ended
	Jun-25	Mar-25	Dec-24	Sep-24	Jun-24	Dec-24
Common equity book value per share (GAAP)	$52.79	$51.36	$49.42	$50.01	$46.86	$49.42
Total common equity	$761,793	$741,377	$713,444	$719,855	$674,630	$713,444
Less: Goodwill and intangibles	93,503	93,586	93,670	93,760	93,847	93,670
Tangible common equity (Non-GAAP)	668,290	647,791	619,774	626,095	580,783	619,774
Ending shares outstanding	14,430,985	14,433,873	14,436,363	14,394,255	14,395,204	14,436,363
Tangible book value per share (Non-GAAP)	$46.31	$44.88	$42.93	$43.50	$40.35	$42.93

1 Average balances and yields on available-for-sale securities are based on historical amortized cost.
2 Interest income includes the tax effects of taxable-equivalent adjustments using an effective income tax rate of 21% in 2025 and 2024 to increase tax exempt interest income to taxable-equivalent basis.
3 Nonaccrual loans are included in the average asset totals presented above. Payments received on nonaccrual loans have been recognized as disclosed in Note 1 of the Company's consolidated financial statements included in Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
4 Earnings per share for the full fiscal year may not equal the sum of the quarterly earnings per share as a result of rounding of average shares.